September 2016

Preliminary Terms No. 1,059

 Registration Statement Nos. 333-200365; 333-200365-12

Dated September 9, 2016

 Filed pursuant to Rule 433

Morgan Stanley Finance LLC

INTEREST RATE STRUCTURED PRODUCTS

Floating Rate Securities due 2017

10-Year U.S. Dollar ICE Swap Rate Linked Securities With the Payment at Maturity Subject to the Threshold Level Feature

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

As further described below, interest will accrue on the securities at a rate of 10.00% per annum for each day that the 10-Year U.S. Dollar ICE Swap Rate, which we refer to as the reference rate, is greater than or equal to 70% of the initial reference rate (which we refer to as the threshold level). If, on any calendar day, the reference rate is less than the threshold level, interest will accrue at a rate of 0.00% per annum for that day. At maturity, if the final reference rate is greater than or equal to the threshold level, investors will receive the stated principal amount of the securities plus any accrued but unpaid interest. However, if the final reference rate is less than the threshold level, investors will be fully exposed to the decline in the reference rate over the term of the securities, and the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero. A very small absolute change in the reference rate can result in a loss on the securities. For example, assuming an initial reference rate of 2.000%, if the final reference rate were to decline by only one percentage point to 1.000%, while the absolute change in the rate is only 1.00%, that move actually represents a 50% decline from the initial reference rate, and investors would lose 50% of the stated principal amount. There is no minimum payment at maturity on the securities. Accordingly, investors may lose up to their entire initial investment in the securities. Investors will not participate in any appreciation of the reference rate. These securities are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing their principal and the risk of receiving little or no interest on the securities during the entire term of the securities.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC (“MSFL”)
Guarantor:	Morgan Stanley
Aggregate principal amount:	$ . May be increased prior to the original issue date but we are not required to do so.
Issue price:	At variable prices
Stated principal amount:	$1,000 per security
Pricing date:	September , 2016
Original issue date:	September 30, 2016 ( business days after the pricing date)
Maturity date:	October 30, 2017
Interest accrual date:	September 30, 2016
Reference rate:	The 10-Year U.S. Dollar ICE Swap Rate. Please see “Additional Provisions—Reference Rate” below.
Payment at maturity:

•  If the final reference rate is greater than or equal to the threshold level: the stated principal amount plus any accrued and unpaid interest

•  If the final reference rate is less than the threshold level: (a) the stated principal amount times the reference rate performance factor plus (b) any accrued and unpaid interest. This amount will be less than 70% of the stated principal amount of the securities and could be zero.

Interest:

For each interest payment period, a variable rate per annum equal to the product of:

(a) 10.00% per annum; and

(b) N/ACT; where,

“N” = the total number of calendar days in the applicable interest payment period on which the reference rate is greater than or equal to the threshold level (each such day, an “accrual day”); and

“ACT” = the total number of calendar days in the applicable interest payment period.

For the purposes of calculating the value of “N,” the reference rate level for any calendar day in an interest payment period that is not a U.S. government securities business day shall be the reference rate level on the immediately preceding U.S. government securities business day. Please see “Additional Provisions—Reference Rate” below.

It is possible that you could receive little or no interest on the securities during the entire term of the securities. If, on any day, the reference rate is less than the threshold level, interest will accrue at a rate of 0.00% per annum for that day. It is possible that the reference rate will remain below the threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive reduced interest or no interest for some or all of the interest payment periods.

Interest payment period:	Monthly
Interest payment period end dates:	Unadjusted
Interest payment dates:	The 30th calendar day of each month (or, in the case of February, the last calendar day of such month), beginning October 30, 2016; provided that if any such day is not a business day, that interest payment will be made on the next succeeding business day and no adjustment will be made to any interest payment made on that succeeding business day.
Interest reset dates:	Each interest payment date
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.”
Terms continued on the following page
Estimated value on the pricing date:	Approximately $943.70 per security, or within $23.70 of that estimate. See “The Securities” on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions(2)	Proceeds to issuer(3)
Per security	At variable prices	$	$
Total	At variable prices	$	$

(1)	The securities will be offered from time to time in one or more negotiated transactions at varying prices to be determined at the time of each sale, which may be at market prices prevailing, at prices related to such prevailing prices or at negotiated prices; provided, however, that such price will not be less than $990 per note and will not be more than $1,000 per note. See “Risk Factors—The Price You Pay For The Securities May Be Higher Than The Prices Paid By Other Investors.”

(2)	We or one of our affiliates will pay varying discounts and commissions to dealers, including Morgan Stanley Wealth Management (an affiliate of the agent) and their financial advisors, of up to $ per security depending on market conditions. See “Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3)	See “Use of Proceeds and Hedging” on page 15.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Prospectus Supplement dated February 16, 2016          Prospectus dated February 16, 2016

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Morgan Stanley and MSFL have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at .www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

Morgan Stanley Finance LLC

Floating Rate Securities due 2017

10-Year U.S. Dollar ICE Swap Rate Linked Securities With the Payment at Maturity Subject to the Threshold Level Feature

Principal at Risk Securities

Terms continued from previous page:
Initial reference rate:	, which is the reference rate on the pricing date
Final reference rate:	The reference rate on the final determination date; provided that if the scheduled final determination date is not a U.S. government securities business day, the final reference rate shall be the reference rate level on the U.S. government securities business day immediately preceding the scheduled final determination date. In no event, however, will the final reference rate be less than 0%.
Threshold level:	, which is 70% of the initial reference rate (rounded to three decimal places)
Final determination date:	October 25, 2017
Reference rate cutoff:	The level of the reference rate for any day from and including the third U.S. government securities business day prior to the related interest payment date for any interest payment period shall be the level of the reference rate on such third U.S. government securities business day prior to such interest payment date.
Reference rate performance factor:	The final reference rate divided by the initial reference rate.
Redemption:	None
Day-count convention:	Actual/Actual
Specified currency:	U.S. dollars
CUSIP / ISIN:	61766YAQ4 / US61766YAQ44
Book-entry or certificated security:	Book-entry
Business day:	New York
Calculation agent:

Morgan Stanley Capital Services LLC.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All values used in the interest rate formula for the securities and all percentages resulting from any calculation of interest will be rounded to the nearest one hundred-thousandth of a percentage point, with .000005% rounded up to .00001%. All dollar amounts used in or resulting from such calculation on the securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each interest payment date and at maturity. Please see “Additional Provision – Reference Rate” below. The calculation agent is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Trustee:	The Bank of New York Mellon
Contact information:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Morgan Stanley Finance LLC

Floating Rate Securities due 2017

10-Year U.S. Dollar ICE Swap Rate Linked Securities With the Payment at Maturity Subject to the Threshold Level Feature

Principal at Risk Securities

The Securities

Principal at Risk Securities

The securities offered are debt securities of MSFL. Interest will accrue on the securities at a rate of 10.00% per annum for each day that the 10-Year U.S. Dollar ICE Swap Rate, which we refer to as the reference rate, is greater than or equal to 70% of the initial reference rate (which we refer to as the threshold level). If, on any calendar day, the reference rate is less than the threshold level, interest will accrue at a rate of 0.00% per annum for that day.

At maturity, if the final reference rate is greater than or equal to the threshold level, investors will receive the stated principal amount of the securities plus any accrued but unpaid interest. However, if the final reference rate is less than the threshold level, investors will be fully exposed to the decline in the reference rate over the term of the securities, and the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero. A very small absolute change in the reference rate can result in a loss on the securities. For example, assuming an initial reference rate of 2.000%, if the final reference rate were to decline by only one percentage point to 1.000%, while the absolute change in the rate is only 1.00%, that move actually represents a 50% decline from the initial reference rate, and investors would lose 50% of the stated principal amount. There is no minimum payment at maturity on the securities. Accordingly, investors may lose up to their entire initial investment in the securities. Investors will not participate in any appreciation of the reference rate. These securities are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing their principal and the risk of receiving little or no interest on the securities during the entire term of the securities.

We describe the basic features of these securities in the sections of the accompanying prospectus called “Description of Debt Securities—Floating Rate Debt Securities” and prospectus supplement called “Description of Notes,” subject to and as modified by the provisions described below. All payments on the securities are subject to our credit risk.

The stated principal amount of each security is $1,000, and the issue price is variable. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than the issue price. We estimate that the value of each security on the pricing date will be approximately $943.70, or within $23.70 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the reference rate. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the reference rate, instruments based on the reference rate, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the interest rate and the threshold level, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to interest rates and the reference rate, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type, the costs of unwinding the related hedging transactions and other factors.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

September 2016	Page 3

Morgan Stanley Finance LLC

Floating Rate Securities due 2017

10-Year U.S. Dollar ICE Swap Rate Linked Securities With the Payment at Maturity Subject to the Threshold Level Feature

Principal at Risk Securities

Additional Provisions

Reference Rate

What is the 10-Year U.S. Dollar ICE Swap Rate?

The 10-Year U.S. Dollar ICE Swap Rate (which we refer to as the reference rate) is, on any day, the fixed rate of interest payable on an interest rate swap with a 10-year maturity as reported on Reuters Page ICESWAP1 or any successor page thereto at approximately 11:00 a.m. New York City time for such day; provided that for the determination of the reference rate on any calendar day, the “interest determination date” shall be that calendar day unless that calendar day is not a U.S. government securities business day, in which case the reference rate level shall be the reference rate level on the immediately preceding U.S. government securities business day. This rate is one of the market-accepted indicators of medium to longer-term interest rates.

The rate reported on Reuters Page ICESWAP1 (or any successor page thereto) is calculated by ICE Benchmark Administration Limited based on tradeable quotes for the related interest rate swap of the relevant tenor that is sourced from electronic trading venues.

An interest rate swap rate, at any given time, generally indicates the fixed rate of interest (paid semi-annually) that a counterparty in the swaps market would have to pay for a given maturity, in order to receive a floating rate (paid quarterly) equal to 3-month LIBOR for that same maturity.

U.S. Government Securities Business Day

U.S. government securities business day means any day except for a Saturday, Sunday or a day on which The Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

CMS Rate Fallback Provisions

If the reference rate is not displayed by approximately 11:00 a.m. New York City time on the Reuters Page ICESWAP1 on any day on which the level of the reference rate must be determined, the rate for such day will be determined on the basis of the mid-market semi-annual swap rate quotations to the calculation agent provided by five leading swap dealers in the New York City interbank market (the “Reference Banks”) at approximately 11:00 a.m., New York City time, on such day, and, for this purpose, the mid-market semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a 10 year maturity commencing on such day and in a representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to USD LIBOR with a designated maturity of three months. The calculation agent will request the principal New York City office of each of the Reference Banks to provide a quotation of its rate. If at least three quotations are provided, the rate for that day will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If fewer than three quotations are provided as requested, the reference rate will be determined by the calculation agent in good faith and in a commercially reasonable manner.

September 2016	Page 4

Morgan Stanley Finance LLC

Floating Rate Securities due 2017

10-Year U.S. Dollar ICE Swap Rate Linked Securities With the Payment at Maturity Subject to the Threshold Level Feature

Principal at Risk Securities

How the Securities Work

How to calculate the interest payments:

The table below presents examples of hypothetical interest that would accrue on the securities during any month during the term of the securities. The examples below are for purposes of illustration only and are based on the total number of calendar days in a monthly interest payment period on which the reference rate is greater than or equal to the threshold level.

The actual interest payment amounts during each monthly interest payment period during the term of the securities will depend on the actual level of the reference rate on each day during each such interest payment period. The applicable interest rate for each monthly interest payment period will be determined on a per-annum basis but will apply only to that interest payment period. The table assumes that the interest payment period contains 30 calendar days. The examples below are for purposes of illustration only and would provide different results if different assumptions were made.

Annualized rate of interest paid
Number of days on which the reference rate is greater than or equal to the threshold level
0	5	10	15	20	25	30
0.000%	1.667%	3.333%	5.000%	6.667%	8.333%	10.000%

If, on any day, the reference rate is less than the threshold level, interest will accrue at a rate of 0.00% per annum for that day. It is possible that the reference rate will remain below the threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive reduced interest or no interest for some or all of the interest payment periods.

September 2016	Page 5

Morgan Stanley Finance LLC

Floating Rate Securities due 2017

10-Year U.S. Dollar ICE Swap Rate Linked Securities With the Payment at Maturity Subject to the Threshold Level Feature

Principal at Risk Securities

How to calculate the payment at maturity (excluding any interest with respect to the final interest period):

The payoff diagram below illustrates the payment at maturity (excluding any interest with respect to the final interest period) on the securities based on the following terms:

Stated principal amount:	$1,000 per security
Threshold level:	70% of the initial reference rate
Minimum payment at maturity:	None

Payoff Diagram

How it works

▪	Par Scenario. If the final reference rate is greater than or equal to the threshold level of 70% of the initial reference rate, the investor would receive the $1,000 stated principal amount.

▪	If the reference rate depreciates 25%, the investor would receive the $1,000 stated principal amount.

▪	Downside Scenario. If the final reference rate is less than the threshold level of 70% of the initial reference rate, the investor would receive an amount that is significantly less than the $1,000 stated principal amount, based on a 1% loss of principal for each 1% decline in the reference rate. This amount will be less than $700 per security. There is no minimum payment at maturity on the securities. Accordingly, investors may lose up to their entire initial investment in the securities.

▪	If the reference rate depreciates 70%, the investor would lose 70% of the investor’s principal and receive only $300 per security at maturity, or 30% of the stated principal amount.

September 2016	Page 6

Morgan Stanley Finance LLC

Floating Rate Securities due 2017

10-Year U.S. Dollar ICE Swap Rate Linked Securities With the Payment at Maturity Subject to the Threshold Level Feature

Principal at Risk Securities

Historical Information

The Reference Rate

The following graph sets forth the historical percentage levels of the reference rate for the period from January 1, 2006 to September 8, 2016. The historical levels of the reference rate should not be taken as an indication of its future performance. We cannot give you any assurance that the reference rate will be greater than or equal to the threshold level on any day during the term of the securities, including the final determination date. We obtained the information in the graph below, without independent verification, from Bloomberg Financial Markets (“USISDA10 Index”).

When reviewing the historical performance of the reference rate in the below graph, it is important to understand that a very small absolute percentage-point change in the reference rate can result in a significant loss on the securities. For example, assuming a hypothetical initial reference rate of 1.4000%, the threshold level would be equal to 0.980% (70% of the hypothetical initial reference rate), which represents a decrease of only 0.42 percentage points. If the final reference rate is less than the threshold level, you will lose a substantial part, or all, of your investment. Investors may lose up to 100% of the stated principal amount of the securities.

* The red solid line in the graph indicates the hypothetical threshold level, assuming the level of the reference rate on September 8, 2016 were the initial reference level.

September 2016	Page 7

Morgan Stanley Finance LLC

Floating Rate Securities due 2017

10-Year U.S. Dollar ICE Swap Rate Linked Securities With the Payment at Maturity Subject to the Threshold Level Feature

Principal at Risk Securities

Risk Factors

The securities involve risks not associated with an investment in ordinary floating rate securities. An investment in the 10-Year U.S. Dollar ICE Swap Rate Linked Securities With the Payment at Maturity Subject to the Threshold Level Feature entails significant risks not associated with similar investments in a conventional debt security, including, but not limited to, fluctuations in the reference rate, and other events that are difficult to predict and beyond our control. This section describes the most significant risks relating to the securities. For a complete list of risk factors, please see the accompanying prospectus supplement and prospectus. You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them. Accordingly, prospective investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.

▪	The Securities Do Not Guarantee The Return Of Any Principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the final reference rate is less than the threshold level, you will be fully exposed to the decline in the reference rate over the term of the securities on a 1 to 1 basis, and you will receive for each security that you hold at maturity an amount of cash that is significantly less than the stated principal amount, in proportion to the decline in the reference rate. Under this scenario, the value of any such payment will be less than 70% of the stated principal amount and could be zero. You may lose up to your entire initial investment in the securities.

▪	Investors Will Not Participate In Any Appreciation In The Reference Rate. Investors will not participate in any appreciation in the reference rate from the initial reference rate, and the return on the securities will be limited to the monthly interest payments that are paid with respect to each interest payment period during the term of the securities, if any.

▪	If There Are No Accrual Days In Any Interest Payment Period During The Term Of The Securities, We Will Not Pay Any Interest On The Securities For That Interest Payment Period And The Market Value Of The Securities May Decrease Significantly. It is possible that the reference rate will be less than the threshold level for so many days during any monthly interest payment period during the term of the securities that the interest payment for that monthly interest payment period will be less than the amount that would be paid on an ordinary debt security and may be zero. In addition, to the extent that the reference rate is less than the threshold level on any number of days during the interest rate period, the market value of the securities may decrease and you may receive substantially less than 100% of the issue price if you are able to sell your securities at such time.

▪	The Reference Rate For Any Day From And Including The Third U.S. Government Securities Business Day Prior To The Interest Payment Date For Any Interest Payment Period During The Term Of The Securities Will Be The Reference Rate For Such Third Day. Because the reference rate for any day from and including the third U.S. government securities business day prior to the interest payment date for any interest payment period during the term of the securities will be the reference rate on such third day, if the reference rate for that U.S. government securities business day is less than the threshold level, you will not receive any interest in respect of any days on or after that third U.S. government securities business day to but excluding the interest payment date, even if the reference rate as actually calculated on any of those days were to be greater than or equal to the threshold level.

▪	The Historical Performance Of The Reference Rate Is Not An Indication Of Its Future Performance. The historical performance of the reference rate should not be taken as an indication of its future performance during the term of the securities. Changes in the levels of the reference rate will affect the trading price of the securities, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that the reference rate will be greater than or equal to the threshold level on any day during the term of the securities, including the final determination date. If the final reference rate is less than the threshold level, you will lose at least 30%, and possibly all, or your initial investment in the securities.

▪	Investors Are Subject To Our Credit Risk, And Any Actual Or Anticipated Changes To Our Credit Ratings And Credit Spreads May Adversely Affect The Market Value Of The Securities. Investors are dependent on our ability to pay all amounts due on the securities on interest payment dates and at maturity and therefore investors are subject to our credit risk.. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the

September 2016	Page 8

Morgan Stanley Finance LLC

Floating Rate Securities due 2017

10-Year U.S. Dollar ICE Swap Rate Linked Securities With the Payment at Maturity Subject to the Threshold Level Feature

Principal at Risk Securities

market's view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the securities.

▪	As A Finance Subsidiary, MSFL Has No Independent Operations And Will Have No Independent Assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The Price At Which The Securities May Be Resold Prior To Maturity Will Depend On A Number Of Factors And May Be Substantially Less Than The Amount For Which They Were Originally Purchased. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the level of the reference rate, (ii) volatility of the reference rate, (iii) changes in interest and yield rates, (iv) any actual or anticipated changes in our credit ratings or credit spreads and (v) time remaining to maturity. Primarily, if the reference rate is near or less than the threshold level, the market value of the securities is expected to decrease, and you may receive substantially less than 100% of the issue price if you are able to sell your securities at such time.

▪	The Rate We Are Willing To Pay For Securities Of This Type, Maturity And Issuance Size Is Likely To Be Lower Than The Rate Implied By Our Secondary Market Credit Spreads And Advantageous To Us. Both The Lower Rate And The Inclusion Of Costs Associated With Issuing, Selling, Structuring And Hedging The Securities In The Original Issue Price Reduce The Economic Terms Of The Securities, Cause The Estimated Value Of The Securities To Be Less Than The Original Issue Price And Will Adversely Affect Secondary Market Prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., are willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type, the costs of unwinding the related hedging transactions as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

▪	The Price You Pay For The Securities May Be Higher Than The Prices Paid By Other Investors. The agent proposes to offer the securities from time to time for sale to investors in one or more negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to then-prevailing prices, at negotiated prices, or otherwise. Accordingly, there is a risk that the price you pay for the securities will be higher than the prices paid by other investors based on the date and time you make your purchase, from whom you purchase the securities (e.g., directly from the agent or through a broker or dealer), any related transaction cost (e.g., any brokerage commission), whether you hold your securities in a brokerage account, a fiduciary or fee-based account or another type of account and other market factors.

▪	The Estimated Value Of The Securities Is Determined By Reference To Our Pricing And Valuation Models, Which May Differ From Those Of Other Dealers And Is Not A Maximum Or Minimum Secondary Market Price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions.

September 2016	Page 9

Morgan Stanley Finance LLC

Floating Rate Securities due 2017

10-Year U.S. Dollar ICE Swap Rate Linked Securities With the Payment at Maturity Subject to the Threshold Level Feature

Principal at Risk Securities

▪	The Securities Will Not Be Listed On Any Securities Exchange And Secondary Trading May Be Limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	Morgan Stanley & Co. LLC, Which Is A Subsidiary Of The Issuer, Has Determined The Estimated Value On The Pricing Date. MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Our Affiliates May Publish Research That Could Affect The Market Value Of The Securities. They Also Expect To Hedge The Issuer’s Obligations Under The Securities. One or more of our affiliates may, at present or in the future, publish research reports with respect to movements in interest rates generally or the reference rate specifically. This research is modified from time to time without notice to you and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the market value of the securities. In addition, our affiliates expect to hedge the issuer’s obligations under the securities and they may realize a profit from that expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction.

▪	The Calculation Agent, Which Is A Subsidiary Of Morgan Stanley And An Affiliate of MSFL, Will Make Determinations With Respect To The Securities. As calculation agent, MS & Co. will determine the initial reference rate, the threshold level, the final reference rate, the reference rate performance factor and the payment that you will receive at maturity, if any. Any of these determinations made by the calculation agent may adversely affect the payout to investors. Moreover, certain determinations made by the calculation agent may require it to exercise discretion and make subjective judgments, such as with respect to the reference rate. These potentially subjective determinations may adversely affect the payout to you on the securities, if any. For further information regarding these types of determinations, see “Additional Provisions―Reference Rate” and the related definitions.

▪	The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Tax Considerations” in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such

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features. Non-U.S. Holders should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Even if a security is properly treated as a single financial contract that provides for a coupon, there is uncertainty regarding whether loss recognized upon settlement at maturity, if any, should be treated as short-term or long-term capital loss or as ordinary loss (which, in the case of certain non-corporate U.S. Holders, might be subject to the 2% floor on “miscellaneous itemized deductions”).

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders (as defined below) should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Use of Proceeds and Hedging

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the Agent’s commissions. The costs of the securities borne by you and described on page 3 above comprise the Agent’s commissions and the cost of issuing, structuring and hedging the securities.

Supplemental Information Concerning Plan of Distribution; Conflicts of Interest

We expect to deliver the securities against payment therefor in New York, New York on September 30, 2016, which will be the            scheduled business day following the date of the pricing of the securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on the date of pricing or on or prior to the third business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

We or one of our affiliates will pay varying discounts and commissions to dealers, including Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and their financial advisors, of up to $     per security depending on market conditions. The agent may distribute the securities through Morgan Stanley Wealth Management, as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “The Securities” on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

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Acceleration Amount in Case of an Event of Default

In case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per security upon any acceleration of the securities shall be an amount in cash equal to the value of such security on the day that is two business days prior to the date of such acceleration, as determined by the calculation agent (acting in good faith and in a commercially reasonable manner) by reference to factors that the calculation agent considers relevant, including, without limitation: (i) then-current market interest rates; (ii) our credit spreads as of the pricing date, without adjusting for any subsequent changes to our creditworthiness; and (iii) the then-current value of the performance-based component of such security. Because the calculation agent will take into account movements in market interest rates, any increase in market interest rates since the pricing date will lower the value of your claim in comparison to if such movements were not taken into account.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to the issuer, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the default amount.

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Tax Considerations

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this pricing supplement and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•	purchase the securities at their issue price; and

•	hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	certain dealers and traders in securities or commodities;

•	investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts; or

•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

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Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Although not free from doubt in light of the lack of clear authority addressing the treatment of the settlement of instruments such as the securities, any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. However, there is a substantial risk that the IRS may assert that any loss recognized by a U.S. Holder upon settlement of the securities at maturity should be treated as ordinary loss. In the event of an ordinary loss to certain non-corporate U.S. Holders, any deduction arising from the loss may be subject to the 2% floor on “miscellaneous itemized deductions.” You should consult your tax adviser regarding the character of gain or loss recognized upon the sale, exchange or settlement of the securities. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime;

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the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•	a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or

•	a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

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Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

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